Exhibit 99.1

Global Star Acquisition Inc. Discloses Receipt of NASDAQ Continued Listing Standard Notice and Announces Filing of its Annual Report on Form 10-K

MCLEAN, VA – May 26, 2023 – On May 26, 2023, Global Star Acquisition Inc. (the “Company”) announced that it received a deficiency letter on May 23, 2023 (the “Compliance Letter”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, as a result of having not timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q1 2023 Form 10-Q”) and its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

As previously disclosed in the Notification of Late Filing on Form 12b-25 filed on May 15, 2023 and Amendment No. 1 filed on May 23, 2023, the Company expected to receive the Compliance Letter because it had not timely filed the Q1 2023 Form 10-Q with the SEC and the Company had determined that it required additional time. The Compliance Letter has no immediate effect on the listing or trading of the Company’s securities on the NASDAQ Capital Market. Pursuant to the Compliance Letter, the Company has until June 20, 2023 to submit a plan to NASDAQ showing how it intends to regain compliance.

The Company filed its Annual Report on Form 10-K on May 25, 2023. The Company anticipates that it will file the Q1 2023 Form 10-Q as soon as possible, and in any case before June 20, 2023, and thereafter, believes the Company will be in compliance with all of the NASDAQ continued listing requirements.

About Global Star Acquisition Inc.

The Company (NASDAQ: GLSTU) is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on financial technology (“Fintech”) and property technology (“Proptech”) businesses that offer technology solutions, software, services or products to the financial services or real estate industries. The Company intends to initially prioritize the Nordic region and Asia Pacific, especially Southeast Asia as its geographical focus. The Company is led by Anthony Ang, the Company’s Chairman and Chief Executive Officer, Nicholas Khoo, the Company’s Chief Operating Officer, and Shan Cui, the Company’s Chief Financial Officer.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Registration Statement filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact

Global Star Acquisition Inc.

1641 International Drive, Unit 208

Mclean, VA 22102

Anthony Ang

Chairman and Chief Executive Officer

anthonyang@gcic.com.sg